UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 7, 2010

EDEN ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-31503
(Commission File Number)

98-0199981
(IRS Employer Identification No.)

Suite 1660 – 1055 West Hastings St, Vancouver, BC V6E 2E9
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604.568.4700

PO Box 40517 200 Burrard St. Vancouver BC V6C 3L8 Canada
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In accordance with board approval, effective January 7, 2010, the Nevada Secretary of State effected a share consolidation of our authorized and issued and outstanding shares of common stock on a five (5) old for one (1) new basis, such, such that our authorized capital decreased from 100,000,000 shares of common stock with a par value of $0.001 to 20,000,000 shares of common stock with a par value of $0.001 and, correspondingly, our issued and outstanding shares of common stock decreased from 49,467,856 shares of common stock to 9,893,571 shares of common stock.

Item 7.01        Regulation FD Disclosure

The forward split will become effective with the Over-the-Counter Bulletin Board at the opening for trading on January 29, 2010 under the new stock symbol “EDNED”, the “D” in our new trading symbol will be removed 20 business days after January 29, 2010. Our new CUSIP number is 27944M202.

Item 9.01        Financial Statements and Exhibits

3.01	Certificate of Change

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDEN ENERGY CORP.

/s/ Drew Bonnell
Drew Bonnell
Chief Financial Officer and Director

Date: January 29, 2010